As filed with the Securities and Exchange Commission on September 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XYRATEX LTD

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Langstone Road
Havant PO9 1SA
United Kingdom
(011) 44 2392 496000

 (Address of Principal Executive Offices)

XYRATEX LTD

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Brad Driver
46831 Lakeview Blvd.

Fremont, CA 94538

USA
Tel: +1 510 687-5260
Email: bdriver@us.xyratex.com

(Name and Address and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Jocelyn Seitzman

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF, United Kingdom

(011) 44 20 7710 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, par value $0.01 per share	300,000	(3)	$17.165	$5,149,500	$367.16

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any of Registrant’s additional Common Shares that become issuable under the Xyratex Ltd 2004 Employee Stock Purchase Plan, as amended and restated effective as of May 11, 2010 (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding Common Shares.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high ($17.48) and low ($16.85) prices of the Common Shares as reported on the Nasdaq Global Market on September 27, 2010.

(3)         The ESPP authorizes the issuance of a maximum of 500,000 Common Shares, of which 200,000 Common Shares were previously registered and 300,000 Common Shares are being registered hereunder.

REGISTRATION OF ADDITIONAL SECURITIES WITH RESPECT TO THE XYRATEX LTD 2004 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 11, 2010

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2004, Registration No. 333-116809 (the “First ESPP Registration Statement”), the Registrant registered 200,000 Common Shares issuable under the ESPP.  The Registrant is hereby registering an additional 300,000 Common Shares issuable under the ESPP.  The First ESPP Registration Statement is incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this registration statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended):

(a) The Registrant’s Form 20-F for the year ended November 30, 2009 (File No. 000-50799), filed with the Commission on February 23, 2010;

(b) The Registrant’s Special Reports on Form 6-K filed with the Commission on January 12, 2010, February 23, 2010, March 8, 2010, March 31, 2010, April 15, 2010, June 30, 2010 and July 15, 2010; and

(c) The description of the Registrant’s Common Shares contained in the Registrant’s registration statement on Form 8-A (File No. 000-50799), filed with the Commission on June 15, 2004, including any amendment or report filed for the purpose of updating such a description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K submitted during such period (or portions thereof) that are identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s bye-laws contain a provision by virtue of which the Registrant’s shareholders waive any claim or right of action they may have, both individually and on behalf of the Registrant, against any director or officer in relation to any action or failure to take action by that director or officer, except in respect of any fraud or dishonesty of that director or officer.  The Registrant’s bye-laws also indemnify Registrant’s directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See Index to Exhibits immediately following the signature page.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Havant, United Kingdom, on this 28th day of September, 2010.

XYRATEX LTD

/s/ STEVE BARBER
Steve Barber, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Barber and Richard Pearce, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date
/s/ STEVE BARBER	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2010
Steve Barber

/s/ RICHARD PEARCE	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 28, 2010
Richard Pearce

/s/ ANDREW SUKAWATY	Chairman of the Board	September 28, 2010
Andrew Sukawaty

/s/ JONATHAN BROOKS	Director	September 28, 2010
Jonathan Brooks

/s/ ERNEST SAMPIAS	Director	September 28, 2010
Ernest Sampias

/s/ STEVE SANGHI	Director	September 28, 2010
Steve Sanghi

/s/ MIKE WINDRAM	Director	September 28, 2010
Mike Windram

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Xyratex Ltd 2004 Employee Stock Purchase Plan, as amended and restated effective as of May 11, 2010.

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).